 THE LAW OFFICE OF CA RL A. GENERES
November 16, 2016
Bemax, Inc. 625 Silver Oak Drive Dallas, GA 30132
Registration Statement on Form S-1
Gentlemen and Ladies:
This opinion is furnished to you in connection with your Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of up to 25,000,000 shares of Common Stock, $0.0001 par value per share (the "Shares") of Bemax, Inc., a Nevada corporation (the "Company"), all of which Shares are being registered on behalf of the "Selling Shareholder" named in the Registration Statement (the "Selling Shareholder"). As described in the Registration Statement, the Company has or will sell to the Selling Shareholder up to 25,000,000 of the Shares being registered pursuant to that certain Equity Purchase Agreement between the Company and the Selling Shareholder.
I am acting as counsel for the Company in connection with the registration for resale of the Shares. I have examined copies of the Registration Statement to be filed with the Commission. I have also examined and relied upon minutes of meetings and actions of the Shareholders and the Board of Directors of the Company as provided to me by the Company, the said Equity Purchase Agreement as provided to me by the Company, the Registration Rights Agreement between the Company and the Selling Shareholder covering the Shares as provided to me by the Company, the Articles of Incorporation and Bylaws of the Company, each as may be restated and/or amended to date, and such other documents as I have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
I assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Shareholder, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.
4358 SHADY BEND DRIVE • DALLAS, TEXAS • 75244
 PHONE: 214-352-8674
CGENERES@GENERESLAW.COM ,

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I express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Texas, the state laws of the State of Nevada and the federal laws of the United States of America; provided however I am not admitted to practice law in the State of Nevada.
Based upon and subject to the foregoing, I am of the opinion that the 25,000,000 Shares of Common Stock described above were duly authorized and, if and when fully paid for and issued as provided for in the said Equity Purchase Agreement, will be validly issued by the Company, and fully paid and non-assessable.
It is understood that this opinion is to be used only in connection with the offer and sale of the Shares by the Selling Shareholder while the Registration Statement is in effect.
Please note that I are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of my name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,

Carl A. Generes